Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Home Box Office, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint PAUL T. CAPPUCCIO, PASCAL DESROCHES, BRENDA C. KARICKHOFF, JOHN K. MARTIN, JR., EDWARD B. RUGGIERO and JANET SILVERMAN and each of  them,  his or her true and  lawful  attorneys-in-fact and agents,  with  full  power  of  substitution  and re-substitution  in each of them, with full power to act without the others,  for him or her and in his or her name,  place and stead,  in any and all  capacities,  to sign one or more Registration  Statements on Form S-3 or any other  appropriate  form and any and all  amendments  to any such  Registration  Statement (including  post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the guarantee proposed to be issued by the Corporation, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 6th day of April, 2009.

/s/ William C. Nelson
Name: William C. Nelson
Title: Chairman, Chief Executive Officer and Director

/s/ Robert S. Roth
Name: Robert S. Roth
Title: Executive Vice President and Chief Financial Officer

/s/ Joseph Tarulli
Name: Joseph Tarulli
Title: Senior Vice President and Controller

/s/Thomas M. Woodbury
Name: Thomas M. Woodbury
Title: General Counsel, Executive Vice President, Networks Business Affairs and Directors

/s/Jeffrey L. Bewkes
Name: Jeffrey L. Bewkes
Title: Director